UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CRH America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0384716
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

375 Northridge Road Suite 350 Atlanta, Georgia	30350
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.125% Fixed Rate Guaranteed Notes due 2018	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: No. 333-137106

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

This Amendment No. 2 amends and restates the Registration Statement on Form 8-A, as amended, filed by the Registrant on July 23, 2008. The purpose of this Amendment No. 2 is to incorporate by reference the section “Material U.S. Federal Tax Consequences” from the prospectus supplement dated July 16, 2008.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated July 16, 2008 (the “Prospectus Supplement”) to a prospectus dated September 1, 2006 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File No. 333-137106), declared effective by the Commission on September 5, 2006. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth under the headings “Description of Debt Securities and Guarantees We and CRH plc May Offer” and “Material U.S. Federal and Irish Tax Consequences” in the Prospectus and “Description of Notes” and “Material U.S. Federal Tax Consequences” in the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

(A)	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing pursuant to Rule 424(b)).

(B)	4.1	Form of Indenture, among the Registrant, CRH plc, as Guarantor (the “Guarantor”) and JP Morgan Chase Bank, N.A., as Trustee, (the “Indenture”) (incorporated by reference to the registration statement on Form F-3 filed September 5, 2001 (No. 333 -13648)).

	4.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 4.1 hereof).

	4.3	Officer’s Certificates of the Registrant and the Guarantor pursuant to Sections 102 and 301 of the Indenture setting forth the terms of the Securities.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 24, 2008	CRH AMERICA, INC.

	By:	/s/ Michael O’Driscoll
	Name:	Michael O’Driscoll
	Title:	Director, CFO, Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Indenture, among the Registrant, CHR plc, as Guarantor (the “Guarantor”) and JP Morgan Chase Bank, N.A., as Trustee, (the “Indenture”) (incorporated by reference to the registration statement on Form F-3 filed September 5, 2001(No. 333 -13648)).

4.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 4.1 hereof).

4.3	Officer’s Certificates of the Registrant and the Guarantor pursuant to Sections 102 and 301 of the Indenture setting forth the terms of the Securities.